SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Rule 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 26, 2018

Zymeworks Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38068	47-2569713
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 540, 1385 West 8th Avenue, Vancouver, British Columbia, Canada		V6H 3V9
(Address of principal executive offices)		(Zip Code)

(604) 678-1388

(Registrant’s telephone number, including area code)

Not Applicable

(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 26, 2018, Zymeworks Inc. (“Zymeworks”) entered into the following agreements with BeiGene, Ltd. (“BeiGene”): (i) two license and collaboration agreements (the “ZW25 Agreement” and the “ZW49 Agreement” and together, the “Product Candidate Agreements”) granting BeiGene exclusive rights to research, develop, and commercialize Zymeworks’ product candidates, ZW25 and ZW49, in Asia (excluding Japan but including the People’s Republic of China, South Korea and other countries), Australia and New Zealand (together, the “BeiGene Territory”); and (ii) a research and license agreement granting BeiGene rights to research, and exclusive rights to develop and commercialize globally up to three bispecific antibodies generated through the use of Zymeworks’ AzymetricTM and EFECTTM platforms (the “Platform Agreement” and together with the Product Candidate Agreements, the “BeiGene Agreements”). In connection with the Product Candidate Agreements and the Platform Agreement, Zymeworks will receive upfront payments of $40.0 million and $20.0 million, respectively.

Pursuant to the Product Candidate Agreements, Zymeworks is eligible to receive clinical development and commercial milestone payments of up to an aggregate of $390.0 million for both product candidates, together with tiered royalties from high single-digits up to 20% on annual net sales of each product candidate in the BeiGene Territory, with customary reductions in specified circumstances. Royalties are payable on a product-by-product and country-by-country basis until the latest of (i) the expiration of the last valid patent claim, as specified in the Product Candidate Agreements, (ii) 10 years after the first commercial sale, or (iii) the expiration of regulatory exclusivity of such licensed product in the country of sale. No development or commercial milestones have been received to date. In addition, under the Product Candidate Agreements, Zymeworks and BeiGene have agreed to collaborate on global development of ZW25 and ZW49 in HER2-expressing solid tumors, including gastric and breast cancer, with BeiGene enrolling patients and contributing clinical trial data from the BeiGene Territory. Each of Zymeworks and BeiGene will be generally responsible for development and commercialization costs within their own territories.

The Product Candidate Agreements contain customary representations, warranties and covenants by Zymeworks and BeiGene. Unless earlier terminated, the Product Candidate Agreements will terminate on a licensed product-by-product and country-by-country basis upon the expiration of the royalty term in such country for such licensed product. The Product Candidate Agreements may be terminated by BeiGene upon prior written notice or by either party upon the other party’s bankruptcy or uncured material breach.

Under the terms of the Platform Agreement, Zymeworks granted to BeiGene (i) a non-exclusive, world-wide, royalty-free, license to research and (ii) an antibody sequence-pair specific, exclusive, world-wide royalty-bearing license to continue to research, develop, manufacture and commercialize up to three bispecific antibodies generated through the use of the AzymetricTM and EFECTTM platforms. Pursuant to the Platform Agreement, Zymeworks is eligible to receive development and commercial milestone payments of up to an aggregate of $702.0 million for up to three product candidates developed under the Platform Agreement, together with tiered royalties on annual net sales of each product candidate, with customary reductions in specified circumstances. Royalties are payable on a product-by-product and country-by-country basis until the later of (i) the expiration of the last valid patent claim, as specified in the Platform Agreement, or (ii) 10 years after the first commercial sale of such licensed product in the country of sale. No development or commercial milestones have been received to date.

The Platform Agreement contains customary representations, warranties and covenants by Zymeworks and BeiGene. Unless earlier terminated, the Platform Agreement will terminate on a licensed product-by-product and country-by-country basis upon the expiration of the royalty term in such country for such licensed product. The Platform Agreement may be terminated by BeiGene upon prior written notice, or by either party upon the other party’s uncured material breach.

The foregoing description of the BeiGene Agreements is only a summary and is qualified in its entirety by reference to the BeiGene Agreements, which Zymeworks intends to file as exhibits to an amended Current Report on Form 8-K/A, portions of which will be subject to a confidential treatment request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Cautionary Note Regarding Forward-Looking Statements

This current report on Form 8-K includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements in this current report on Form 8-K include statements that relate to Zymeworks’ potential future milestone payments and royalties, any potential future product sales, proposed research and development activities to be conducted by Zymeworks or BeiGene and other information that is not historical information. When used herein, words such as “believe”, “may”, “plan”, “shall”, “will”, “estimate”, “continue”, “anticipate”, “potential”, “intend”, “expect” and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions, Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in Zymeworks’ Quarterly Report on Form 10-Q for the three months ended September 30, 2018 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by law.

ITEM 8.01	OTHER EVENTS

The following information is filed pursuant to Item 8.01, “Other Events.”

On November 27, 2018, Zymeworks issued a press release announcing the BeiGene Agreements, which was filed with the Canadian securities regulatory authorities in Canada on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com. A copy of this press release is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued jointly by Zymeworks and BeiGene on November 27, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYMEWORKS INC.
(Registrant)

Date: November 27, 2018	By:	/s/ Neil Klompas
	Name: Title:	Neil Klompas Chief Financial Officer